UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 17, 2007
Date of Report (Date of earliest event reported)
DIRECTED ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

FLORIDA	000-51664	65-0964171

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 VIPER WAY
VISTA, CALIFORNIA
92081
(Address of Principal Executive Offices) (Zip Code)
(760) 598-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
          As we have previously reported, we have been involved in a patent infringement suit with Omega Patents, L.L.C. captioned OMEGA PATENTS, L.L.C. vs. FORTIN AUTO RADIO, Inc. On May 12, 2007, we and Omega Patents LLC entered into a Master and Cross-License agreement resolving all disputes between the parties. The agreement provided that we pay an upfront fee and take a royalty bearing license on vehicle databus systems and vehicle tracking systems from Omega Patents. The companies have also entered into a broad long term cross-license for technology related to vehicle security and convenience systems. Additionally, the parties have agreed to file a joint motion to vacate the Court’s final judgment order and dismiss with prejudice the pending suit.
          We do not believe that our obligations under the agreement will have a material adverse effect on our business or financial condition.
          On May 17, 2006, we issued a press release announcing the agreement, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 7.01.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit
Number

99.1	Press Release from Directed Electronics, Inc. titled “Directed Electronics, Inc.; Omega Patents LLC; and Omega Research & Development Agree to Licensing Arrangement to Resolve Their Patent Infringement Dispute”

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTED ELECTRONICS, INC.
Date: May 17, 2007	By:	/s/ Ronald F. Dutt
Ronald F. Dutt
Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

99.1	Press Release from Directed Electronics, Inc. titled “Directed Electronics, Inc.; Omega Patents LLC; and Omega Research & Development Agree to Licensing Arrangement to Resolve Their Patent Infringement Dispute”